SMITH CORONA CORPORATION

              SHORT TERM INCENTIVE COMPENSATION PLAN



         1. Purpose. The purpose of the Short Term Incentive Compensation Plan ("Plan") is to provide motivation and rewards, on an annual basis, to key management employees of Smith Corona Corporation ("Company") and its subsidiaries for the achievement of assigned financial targets or results which achievement will enhance the growth and success of the Company. The Plan is also designed to attract and retain able management employees and to ensure their best efforts and loyalty.

         2. Administration. The Plan shall be administered by the Compensation and Benefits Committee of the Board of Directors ("Committee") which shall have the full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all interested parties.

         3. Eligibility. Participants in the Plan for any fiscal year of the Company shall be limited to key management employees of the Company and its subsidiaries holding positions of responsibility which enable them to contribute significantly to the success of the Company, or a subsidiary including an operating division or unit of any such corporation. Participants shall be recommended initially by appropriate senior management and endorsed by the Chairman of the Board and Chief Operating Officer. Final approval of participants shall be made by the Committee on or before the beginning of the fiscal year. The Committee may specify that participation approval will continue in effect until changed by it, in which event the Committee shall not be required to approve such participation each fiscal year. The Committee may approve participation of key management employees (such as newly hired or recently promoted management employees) during a fiscal year as of the first day of any specified month and such participant shall be eligible for a pro-rata award for such fiscal year. Participants shall be informed of their participation, their participation level, the method for determining their awards and all other appropriate matters relating to the Plan.

         4. Participation Level and Method for Determining Awards. The level of participation (such as percentage of annual salary) of each participant and the method or formula for determining the amount of annual incentive compensation award (such as attainment of planned or assigned targets in operating income and return on capital employed) shall be determined by the Committee and may be changed from time to time.

         5. Payment of Awards. Payment of annual incentive compensation awards shall be made to participants in a single lump sum cash amount as soon as practical after the end of the fiscal year and after the amounts payable have been computed under the supervision of the Chief Financial Officer, verified by the Company's independent certified public accountants and authorized by the Committee. Any tax imposed on Plan awards shall be the sole responsibility of the participant and the company or subsidiary shall deduct from Plan awards any applicable federal (including FICA), state or local taxes required to be withheld.

         6. Forfeiture of Awards. A participant shall forfeit all entitlement to an award for any fiscal year if such participant (a) is discharged for cause at any time prior to receipt of the award or (b) resigns voluntarily or gives notice thereof prior to the end of the fiscal year. In the sole discretion of the Committee, a participant whose employment terminates prior to the end of the fiscal year for any other reason (such as death, disability or retirement) may be considered for a pro-rata award for such fiscal year.

         7. Beneficiary Designation. Each participant may file with the Company a written designation of one or more persons (including a trust) as a beneficiary who shall be entitled to receive the amount, if any, payable upon death under the Plan. A participant may, from time to time, revoke or change such beneficiary designation by filing a new designation. The last such designation received by the Company shall be controlling. In the absence of such a beneficiary designation, the person designated as beneficiary by the participant under his or her employer's group term life insurance coverage shall be deemed the designated beneficiary under the Plan. If all designated beneficiaries predecease the participant, payment, if any, shall be made to the participant's estate.

         8. Effect on Other Benefits. For purposes of any welfare or retirement plan offered to the participant by the Company or its subsidiary, Plan awards shall be considered as compensation in the year it is paid to the participant.

         9. Rights of Employees. Neither the adoption of the Plan nor Plan participation shall confer on a participant any right to continued participation or in any way affect the right and power of the Company or its subsidiary to terminate the employment of or change the terms of employment or the amount of compensation of any participant at any time for any reason.

         10. Liability Limitations. The Company shall be solely responsible for payment of Plan awards and no member of the Committee or any officer, director, employee or agent of the Company shall be personally liable for such awards or for any action or failure to act. To the extent that any participant or beneficiary acquires a right to receive a Plan award, such right shall merely be a contractual obligation of the Company and such participant or beneficiary shall be an unsecured creditor of the Company until paid.

         11. Prohibition Against Encumbrance. Plan awards shall not be subject, in any manner, to participation, alienation, assignment, sale, transfer, pledge or encumbrance and, prior to the time an award is payable, any such award shall not be liable in any manner for, or subject to, the debts, contracts, liabilities or torts of a participant.

         12. Amendment or Termination. The Board of Directors shall have the right to amend or terminate the Plan at any time without prior notice to participants provided, however, that no such amendment or termination may adversely affect any participant's or beneficiary's right to an award payable prior to such action.